Exhibit 8.1

LIST OF SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT

First Base Investments Limited

KeyCorp Limited

Sky Trillion Limited

King Venture Limited

Tech Sino Limited

Asiatech Holdings Limited

Wiser Tyson Investment Corp. Limited

Rich Wind Energy Two Corp.

Guangdong Mingyang Wind Power Industry Group Co., Ltd.

Tianjin Mingyang Wind Power Blade Technology Co., Ltd.

Zhongshan Mingyang Wind Power Blade Technology Co., Ltd.

Jilin Mingyang Wind Power Technology Co., Ltd.

Shuangliao Mingyang New Energy Equipment Co., Ltd.

Taonan Mingyang New Energy Equipment Co., Ltd.

Baicheng Mingyang New Energy Equipment Co., Ltd.

Da’an Mingyang New Energy Equipment Co., Ltd.

Jiangsu Mingyang Wind Power Technology Co., Ltd.

Tianjin Mingyang Wind Power Equipment Co., Ltd.

Zhongshan Mingyang Wind Power Equipment Co., Ltd.

Ming Yang Wind Power Investment Holding (Tianjin) Co., Ltd.

Ming Yang Wind Power (International) Co., Limited

Gansu Mingyang New Energy Technology Co., Ltd.

Zhongshan Ruiyang Investment Management Co., Ltd.

Guizhou Mingyang Wind Power Technology Co., Ltd.

Guangdong Mingyang New Energy Technology Co., Ltd.

Yunnan Mingyang Wind Power Technology Co., Ltd.

Inner Mongolia Fengchangyuan New Energy Development Co., Ltd.

Gaozhou Mingyang New Energy Investment Development Co., Ltd.

Tianjin Mingyang Wind Power Technology Co., Ltd.

Mingyang Holdings (Singapore) Pte. Ltd.

Ming Yang Wind Power USA Inc.

Ming Yang Wind Power European R&D Center ApS

Global Wind Power Limited

Global Wind Infrastructure and Services Private Limited

Ashban Company Limited

Global Wind Power Italy S.R.L.